EXHIBIT 10.32


                            UIL HOLDINGS CORPORATION
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                             NON-EMPLOYEE DIRECTORS
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                        CHANGE IN CONTROL SEVERANCE PLAN
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                                    ARTICLE I

                                 PURPOSE OF PLAN

         1.1 The purpose of The UIL Holdings Corporation Non-Employee Directors Change in Control Severance Plan (the "Corporation" and the "Plan," respectively) is to provide the non-employee directors of the Corporation ("Directors") with appropriate assurances of continued income for a reasonable period of time in the event that the individual's service as a director of the Corporation (or a successor to the Corporation, whether direct or indirect, by purchase, merger, consolidation or otherwise -- a "Successor") is terminated under any of the circumstances described herein, thereby encouraging the continued attention and dedication of the Directors to the continued success of the Corporation.

                                   ARTICLE II

                          ELIGIBILITY FOR PARTICIPATION

         2.1 All Directors shall, during the term of their service on the Board of Directors of the Corporation (the "Board") be covered by the Plan (each a "Participant"). The Secretary of the Corporation shall provide to each Participant a copy of the Plan.

                                   ARTICLE III

                                      TERM

         3.1 Except under the circumstances described in Section 3.3 below, the Board (or the governing body of its Successor) may, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely.

         3.2 Except under the circumstances described in Section 3.3 below, the Board (or the governing body of its Successor), may, at any time, by written notice to any Participant, terminate the participation of such Participant in the Plan or amend the Plan so as to impair the rights of such Participant in the Plan.


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         3.3  Termination  or  suspension  of the Plan,  or  termination  of any
Participant's participation in the Plan, or any amendment of the Plan that impairs the rights of any Participant, occurring on or after the date of a Change in Control, as that term is defined herein, shall not take effect until the date of the Annual Meeting of the Shareowners of the Corporation (or its Successor) next following the date of such Change in Control.

                                   ARTICLE IV

                            ELIGIBILITY FOR BENEFITS

         4.1 For the purpose of the Plan, Change in Control shall mean any of the following events:

                  (a) any merger or consolidation of the Corporation (or its Successor) with any corporate shareholder or group of corporate shareholders holding twenty-five percent (.25) or more of the Common Stock of the Corporation (or its Successor) or with any other corporation or group of corporations which is, or after such merger or consolidation would be, or be affiliated with, a shareholder owning at least twenty-five percent (.25) of the Common Stock of the Corporation (or its Successor); or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Corporation (or its Successor), or any affiliate of such shareholder or group of shareholders, of any assets of the Corporation (or its Successor) having an aggregate fair market value of $50 million or more; or

                  (c) the issuance or sale by the Corporation (or its Successor) of any securities of the Corporation (or its Successor) to any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Corporation (or its Successor), or to any affiliate of such shareholder or group of shareholders, in exchange for cash securities or other consideration having an aggregate fair market value of $50 million or more; or

                  (d) the implementation of any plan or proposal for the liquidation or dissolution of the Corporation (or its Successor) proposed by or on behalf of any shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Corporation (or its Successor), or any affiliates of such shareholder or group of shareholders; or

                  (e) any reclassification of securities (including a reverse stock split), or recapitalization of the Corporation (or its Successor) or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of the Corporation (or its Successor), which is directly or indirectly owned by a shareholder or group of shareholders owning at least twenty-five percent (.25) of the



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Common Stock of the  Corporation  (or its  Successor),  or any affiliate of such shareholder or group of shareholders.

         The Board may, from time to time, by affirmative vote of not less than a majority of the entire membership of the Board, at a meeting of the Board called and held for the purpose, modify the phrase "twenty-five percent (.25)" in one or more of (a), (b), (c), (d) and/or (e) above to a lesser percentage, but not less than twenty-percent (.20).

         4.2 The benefits described in Article V hereof shall become payable to a Participant:

                  (a) in the event that, after a Change in Control has been approved by all necessary shareowner, creditor and regulatory actions, the Participant's service as a Director is terminated, involuntarily and other than by a judicial proceeding pursuant to Section 33-743 of the General Statues of Connecticut (Revision of 1958) on the effective date of the Plan and as that statute may be amended from time to time ("Statutory Removal"), prior to the date of the Change in Control; or

                  (b) if the Participant's service as a Director is terminated on the date of a Change in Control or on the date of any termination of the Corporation (or its Successor's) existence; or

                  (c) if the Participant's service as a Director is terminated, involuntarily and other than by Statutory Removal, following the date of a Change in Control and prior to the date of the Annual Meeting of the Shareowners of the Corporation (or a Successor) next following the date of a Change in Control.

         4.3 In no event shall the voluntary resignation of a Participant give rise to any benefits under the Plan.

                                    ARTICLE V

                                    BENEFITS

         5.1 In the event of a termination covered by Section 4.2 above, the Corporation (or its Successor) shall pay such Participant within thirty (30) days a lump sum amount equal to such Participant's Total Remuneration. For purposes of the Plan, Total Remuneration is defined as the sum of a Participant's annual retainer fee, plus, if the Participant is a Committee Chairperson, the annual fee payable to such Participant for service as a Chairperson, plus an amount equal to the product of the fee payable for each meeting of the Board attended by the Participant multiplied by ten, each of said fees as in effect immediately prior to the termination of the Participant's service.



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                                   ARTICLE VI

                                   PROVISIONS

         6.1 If any Participant receiving benefits under Article V of this Plan should die while any amounts are still payable to him or her thereunder, all such amounts shall be paid to the Participant's designated beneficiary or, if no designation has been made, to his or her spouse, if any, and if none, to his or her children then living, if any, in equal payments, and if none, to the Participant's personal representatives.

         6.2 In the event that a Participant institutes any legal action to enforce his or her rights under the Plan, and provided that he or she is the prevailing party, such Participant shall be entitled to recover from the Corporation (or its Successor) any actual and documented expenses for reasonable attorney's fees and disbursements incurred by him or her.

         6.3 Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration in New Haven, Connecticut, in accordance with the rules of the American Arbitration Association then in effect; and judgment may be entered on the arbitration award in any court having jurisdiction.

         6.4 Any notice or other communication pursuant to the Plan intended for a Participant shall be deemed given when personally delivered to such Participant or sent to such Participant by registered or certified mail, return receipt requested, at such Participant's residence address as it appears on the records of the Corporation (or its Successor), or at such other address as such Participant shall have specified by notice to the Corporation (or its Successor) in the manner herein provided. Any notice or other communication pursuant to the Plan intended for the Corporation (or its Successor) shall be deemed given when personally delivered to the Secretary or Assistant Secretary of the Corporation (or its Successor), or sent to the attention of the Secretary or Assistant Secretary by registered or certified mail, return receipt requested, at its headquarters at 157 Church Street, New Haven, Connecticut, or at such other address as the Corporation (or its Successor) shall have specified by notice to all of the Participants in the manner herein provided.

         6.5 A Participant may not assign, anticipate, transfer, pledge, hypothecate or alienate in any manner any interest arising under the Plan, nor shall any such interest be subject to attachment, bankruptcy proceedings or to any other legal processes or to the interference or control of creditors or others.

         6.6 In the event any provision of the Plan, if challenged, would be declared invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.


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